Calculation of Filing Fee Tables
S-3
Kymera Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value	457(o)	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 27,389.08
			Net Fee Due:						$ 41,660.92
Offering Note
[1]	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").The total fee offsets are calculated in accordance with Rule 456(b) of the Securities Act. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3ASR filed with the Securities and Exchange Commission on October 31, 2024 (File No. 333-282912). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $27,389.08 of the registration fee previously paid in connection with the 2024 ATM Prospectus (as defined below) to offset the registration fees that are payable in connection with the registration of securities on this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Kymera Therapeutics, Inc.	S-3	333-282912	10/31/2024		$ 27,389.08	Equity	Common Stock		$ 300,000,000.00
Fee Offset Sources		Kymera Therapeutics, Inc.	S-3	333-282912		10/31/2024						$ 27,389.08
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On October 31, 2024, the registrant filed a registration statement on Form S-3 (File No. 333-282912), including a prospectus in connection with its 2024 "at-the-market" offering program (the "2024 ATM Prospectus"). The registrant paid a filing fee in the amount of $27,389.08 to register shares of its common stock with a maximum aggregate offering price of $300,000,000, which fee was calculated pursuant to Rule 457(o) under the Securities Act. The offering pursuant to the 2024 ATM Prospectus has terminated. As of the termination of the offering made pursuant to the 2024 ATM Prospectus, $300,000,000 of shares of the registrant's common stock remained unsold. Pursuant to Rule 457(p) under the Securities Act, filing fees in the amount of $27,389.08 relating to the unsold securities are being carried forward.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $500,000,000.00. The prospectus is a final prospectus for the related offering.